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                                                                    Exhibit 16


                           COOPERS & LYBRAND L.L.P.
                            One Post Office Square
                         Boston, Massachusetts 02109




September 12, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20594

Gentlemen:

We have read the statements made by ChiRex Inc. (copy attached), which we understand was filed with the Commission on September 12, 1996, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 5, 1996. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


Coopers & Lybrand L.L.P.